Exhibit 10.2

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

Dated as of January 25, 2011

Between

NEWSTAR EQUIPMENT FINANCE I, LLC,

as Buyer

and

NEWSTAR FINANCIAL, INC.,

as Originator

i

LIST OF EXHIBITS AND SCHEDULES

Schedule I	List of Contracts
Schedule II	Location of Records
Exhibit A	Form of Assignment Agreement

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of January 25, 2011, by and between NewStar Financial, Inc. (“NewStar”), a Delaware corporation (together with its successors and permitted assigns, the “Originator”), and NewStar Equipment Finance I, LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Buyer”).

ARTICLE I

GENERAL

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Note Purchase Agreement (as defined below).

Agreement: This Agreement, as amended, supplemented, restated or replaced from time to time.

Assignment Agreement: Defined in Section 2.1(b).

Buyer: Defined in the preamble hereof.

Indemnified Amounts: Defined in Section 8.1.

Indemnified Party: Defined in Section 8.1.

Material Defect: Defined in Section 2.4(b).

Note Purchase Agreement: The Note Purchase Agreement, dated as of January 25, 2011, by and among the Buyer, as the Borrower, NewStar, as the Servicer and Originator, Wells Fargo Bank, National Association, as Lender, Wells Fargo Securities, LLC, as the Deal Agent, Wells Fargo Bank, National Association, as the Backup Servicer and as the Trustee, as the same may be amended, supplemented, restated or replaced from time to time.

Originator: Defined in the preamble hereof.

Purchase: A purchase by the Buyer of Eligible Contracts from the Originator pursuant to Section 2.1.

Purchase Date: The Initial Advance Date and any day on which any Purchased Asset is acquired by the Buyer pursuant to the terms of this Agreement, including any Substitution Date.

Purchase Price: Defined in Section 2.2.

Purchased Assets: Defined in Section 2.1(a).

Replaced Contract: Defined in Section 6.2.

Retransferred Contract: Defined in Section 6.1.

Schedule I: The schedule of all Purchased Assets that are sold or contributed, transferred and assigned by the Originator to the Buyer on a Purchase Date, which schedule is attached hereto and as to any subsequent Purchase Date is supplemented by “Schedule I” attached to the applicable Assignment Agreement, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

Servicer: Initially, NewStar, in its capacity as the Servicer under the Note Purchase Agreement, and its permitted successors and assigns, and thereafter any Person appointed as successor as provided therein to service the Purchased Assets thereunder.

Substitute Contract: Defined in Section 6.2.

Substitution Date: Any date on which the Originator transfers a Substitute Contract to the Buyer.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the state of New York, and not used but specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means Charlotte, North Carolina time;

(f) the term “including” means “including, without limitation;”

(g) the term “through” means “to and including;”

(h) the term “from” means “from and including;”

(i) the terms “to” and “until” each mean “to but excluding;”

(j) unless the context clearly requires or the language provides otherwise, reference to a section, subsection, paragraph, subparagraph, clause, exhibit, schedule, annex, appendix, attachment, rider or other attachment means a section, subsection, paragraph, subparagraph, clause, exhibit, schedule, annex, appendix, attachment, rider or other attachment of or to this Agreement;

(k) unless the context clearly requires or the language provides otherwise, the words “herein,” “hereof,” “hereunder” or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement;

(l) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of hereof with respect to the Lender, the Deal Agent or any other Secured Party means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing;

(m) reference herein to the Lender’s or the Deal Agent’s discretion shall mean, unless otherwise stated herein or therein, the Lender’s or the Deal Agent’s (as the case may be) sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever the Lender or the Deal Agent has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Lender or the Deal Agent (as the case may be), the decision of the Lender or the Deal Agent with respect thereto shall be in the sole and absolute discretion of the Lender or the Deal Agent (as the case may be), and such decision shall be final and conclusive, except as may be otherwise specifically provided herein;

(n) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(o) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

ARTICLE II

SALE, TRANSFER AND ASSIGNMENT

Section 2.1 Sale, Transfer and Assignment.

(a) Subject to the terms and conditions of this Agreement, on each Purchase Date, the Originator will sell, transfer, assign, set over and otherwise convey to the Buyer, and the Buyer will purchase and take from the Originator, all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Originator in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following property, whether now existing or hereafter created or acquired (the “Purchased Assets”):

(i) the Contracts that are identified by the Originator and are listed on the applicable Schedule I, together with all Collections, Excluded Amounts and all monies due or to become due in payment of such Contracts after the related Cut-Off Date, including, but not limited to, any prepayment amounts and any payments in respect of a Casualty Loss or early termination, any

Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cut-Off Date and any Origination Fees; and

(ii) all Related Security.

(b) The Originator shall on or prior to each Purchase Date (including the Initial Advance Date) execute and deliver to the Buyer an assignment agreement (the “Assignment Agreement”) from the Originator to the Buyer substantially in the form of Exhibit A hereto. From and after such Purchase Date, the Purchased Assets listed in such Assignment Agreement shall be deemed to be Purchased Assets hereunder. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Originator or any other Person in connection with the Purchased Assets or under any agreement or instrument relating thereto including, without limitation, any obligation to any Lessee.

(c) On or before any Purchase Date with respect to the Purchased Assets to be acquired by the Buyer on that date, the Originator shall provide the Buyer with an Officer’s Certificate certifying as follows: (i) each such Contract to be acquired on that date is, as of such Purchase Date, an Eligible Contract, (ii) no selection procedures believed by the Originator to be materially adverse to the interest of the Buyer were utilized in selecting such Contracts from the available Eligible Contracts in the Originator’s portfolio, (iii) such Contracts and all proceeds thereof will be conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Originator or any of its Affiliates, except for Permitted Liens, (iv) as of such Purchase Date, (A) no Insolvency Event with respect to the Originator has occurred and (B) the sale of such Purchased Assets to the Buyer has not been made in contemplation of the occurrence of any Insolvency Event with respect to the Originator, and (v) as of such Purchase Date, no Event of Default, Unmatured Event of Default (other than with respect to a Purchase Date which is a Substitution Date) or Servicer Default has occurred.

(d) Except as specifically provided in this Agreement, the sale and purchase of Purchased Assets under this Agreement shall be without recourse to the Originator; it being understood that the Originator shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Originator pursuant to the terms of this Agreement, all of which obligations are hereby expressly limited so as not to constitute recourse to the Originator for the credit risk of any Lessee.

(e) The Buyer, the Deal Agent and the Lender shall not have any obligation or liability to any Lessee or client of the Originator (including any obligation to perform any of the obligations of the Originator (including any obligation with respect to Contracts or any other related purchase orders or other agreements)). No such obligation or liability is intended to be assumed by the Buyer, the Deal Agent or the Lender hereunder and any such assumption is expressly disclaimed.

Section 2.2 Purchase Price.

The purchase price for each Contract sold to the Buyer by the Originator under this Agreement (the “Purchase Price”) shall be a dollar amount equal to the Discounted Contract Balance determined as of the related Cut-Off Date and set forth in the related Assignment Agreement.

Section 2.3 Payment of Purchase Price.

(a) The Purchase Price for any portion of the Purchased Assets sold by the Originator on any Purchase Date shall be paid (i) first, in immediately available funds to the extent the Buyer has available cash therefor, and (ii) second, by means of a capital contribution by the Originator to the Buyer in an amount equal to the unpaid portion of the Purchase Price.

(b) Originator, by accepting the Purchase Price paid for each purchase of Purchased Assets, shall be deemed to have certified, with respect to the Purchased Assets to be sold by it on such day, that its (i) representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day, (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes (A) a Turbo Event, (B) an Event of Default or Unmatured Event of Default (exclusive of either thereof relating to a Servicer Default or Unmatured Servicer Default) or (C) a Servicer Default, and (iii) no Unmatured Servicer Default of the type set forth in Section 6.15(k) or 6.15(l) of the Note Purchase Agreement exists;

(c) Upon the payment of the Purchase Price for any Purchase, title to the Purchased Assets included in such Purchase shall vest in the Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided, however, that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Originator in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4 Deliveries and Undertakings in Connection with Sale.

(a) The Originator agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the sale of the Purchased Assets from the Originator to the Buyer, (ii) that such financing statements shall name the Originator, as debtor, the Buyer, as secured party, and the Trustee, as assignee of the Buyer, and shall identify the Purchased Assets as collateral, and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding continuation statements, which shall be delivered as filed) to the Buyer on or prior to the initial Purchase Date and (if any additional filing is applicable) on or prior to any subsequent Purchase Date. Upon or prior to the occurrence of each Purchase, the Originator will deliver to the Trustee (as designee of Buyer) all Trustee Contract Files (including all chattel paper and instruments being transferred by the Originator to the Buyer on such Purchase Date) representing or evidencing any of the Contracts or other Purchased Assets being transferred by the Originator to the Buyer on such Purchase Date.

(b) If the Originator discovers or is notified by the Buyer, the Trustee or the Deal Agent, with respect to any Contract File required to be delivered by the Originator to the Buyer or the Trustee hereunder, that (i) any of the Contract Files are missing, (ii) that any item required to be in a Contract File is missing, or (ii) that any Contract or Contract File is defective (for example, but not by way of limitation, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in a manner that materially and adversely affects the Contract (a “Material Defect”), the Originator shall deliver the missing Contract File, or any item missing from the Contract File, and/or correct or cure such Material Defect within thirty (30) days from the date the Originator discovered or is so notified of such missing item or Material Defect. Otherwise, the Originator shall repurchase such Contract or replace such Contract with a Substitute Contract in accordance with Article VI hereof.

(c) In connection with the sale of the Purchased Assets, the Originator further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files, on or prior to each Purchase Date, that such Purchased Assets have been sold to the Buyer pursuant to this Agreement. The Originator further agrees to deliver to the Buyer on each Purchase Date a computer file containing a true and complete list of all Contracts, identified by account number and Discounted Contract Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(d) It is the intention of the parties hereto that the conveyance of the Originator’s right, title and interest in and to the Contracts and the other Purchased Assets by the Originator to the Buyer as provided in Section 2.1 shall constitute an absolute sale conveying good title, free and clear of any Lien other than Permitted Liens, and that the Purchased Assets shall not be part of the Originator’s bankruptcy estate in the event of an Insolvency Event with respect to the Originator. Furthermore, it is not intended that such conveyance be deemed a pledge of the Contracts and the other Purchased Assets by the Originator to the Buyer to secure a debt or other obligation of the Originator. If, however, notwithstanding the intention of the parties, the conveyance provided for in Section 2.1 is determined to be a transfer for security purposes, then this Agreement shall also be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and the Originator hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of the Originator’s right, title and interest in and to the Contracts and the other Purchased Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price. The Buyer shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Buyer has exercised any or all if its rights and remedies hereunder, the Buyer shall have the right to enforce the Originator’s rights against any account debtors (as such term is defined in the UCC) and obligors on the Purchased Assets.

(e) In order to secure the performance by the Originator of its covenants and obligations hereunder, the Originator irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact to act on behalf of the Originator to take all such steps or actions and to execute and deliver all instruments, agreements, deeds, memoranda and other documents that may be necessary to perfect and protect the Buyer’s title to and interest in the specific Purchased Assets that have been transferred to the Buyer or to enable the Buyer to exercise or enforce any of its rights hereunder. This appointment is coupled with an interest and is irrevocable.

(f) In connection with each such Purchase, on or prior to the initial Purchase Date and each subsequent Purchase Date, the Originator hereby authorizes the Buyer to prepare and file, at the Originator’s expense, financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Buyer or its assignees may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing.

The closing is subject to the satisfaction of the conditions precedent set forth in Section 3.1 of the Note Purchase Agreement.

Section 3.2 Conditions Precedent to all Purchases.

The obligations of the Buyer to purchase Purchased Assets from the Originator on any Purchase Date (including the initial Purchase Date) shall be subject to the satisfaction of the following conditions precedent that:

(a) all representations and warranties of the Originator contained in Sections 4.1 and 4.2 shall be true and correct on and as of such date before and after giving effect to such Purchase and the application of proceeds thereof as though made on and as of such date and shall be deemed to have been made on and of such day;

(b) the Originator shall have delivered to the Buyer, or its designee, a Schedule I and an Assignment Agreement with respect to the Purchased Assets to be purchased on such Purchase Date;

(c) on and as of such Purchase Date, the Originator shall have performed all of the covenants, agreements and obligations required to be performed by it on or prior to such date pursuant to the provisions of this Agreement;

(d) no event has occurred and is continuing, or would result from such purchase, that constitutes (i) a Turbo Event or (ii) an Event of Default or Unmatured Event of Default (exclusive of either thereof relating to a Servicer Default or Unmatured Servicer Default) or (iii) a Servicer Default, and no Unmatured Servicer Default of the type set forth in Section 6.15(k) or 6.15(l) of the Note Purchase Agreement exists;

(e) no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or Governmental Authority shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof;

(f) the Facility Termination Date shall not have occurred;

(g) UCC financing statements as described in Section 3.2(g) of the Note Purchase Agreement shall have been filed as of the Closing Date or the initial Purchase Date and otherwise as needed to maintain the security interest of the Buyer;

(h) UCC financing statement terminations shall have been filed if necessary; and

(i) as of the Closing Date or the initial Purchase Date, opinions of counsel shall have been delivered.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Originator’s Representations and Warranties.

As of each Purchase Date, the Originator represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Organization and Good Standing. The Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power, authority and legal right to own or lease its properties and to conduct its business as such properties are presently owned and as such business is presently conducted and has had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and sell, pledge or otherwise transfer the Purchased Assets, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which the Originator is a party.

(b) Due Qualification. The Originator is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except to the extent that the failure to obtain any such qualification, license or approval could not reasonably be expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Originator (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign an ownership interest in the Purchased Assets, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Originator is a party has been duly executed and delivered by the Originator.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Originator is a party constitutes a legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principals of equity (whether considered in a suit of law or in equity).

(e) No Violation. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof (including, without limitation, the sale of Purchased Assets by the Originator or remittance of Collections in accordance with the provisions of this Agreement) will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Originator’s certificate of incorporation, bylaws or any Contractual Obligation of the Originator, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Originator’s properties pursuant to any Applicable Law or the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best knowledge of the Originator, threatened against the Originator, its properties or any Purchased Asset before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Originator is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Originator is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect, (iv) asserting the invalidity of any Purchased Asset, or (v) seeking the payment of such Purchased Asset or the payment and enforcement of the related Contract File. The Originator is not in default with respect to any order of any Governmental Authority.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Originator of this Agreement and any other Transaction Document to which the Originator is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents to which the Originator is a party and the fulfillment of or terms hereof and thereof have been obtained. No consent from any Lessee or any other Person shall be required to effect the sale of any Purchased Asset. No Purchased Asset requires any other means of assignment of the Purchased Assets other than as set forth in this Agreement.

(h) Solvency. The Originator is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and the other Transaction Documents to which the Originator is a party do not and will not render the Originator not Solvent. The Originator hereby confirms to the Buyer that, so long as the Buyer is Solvent, the Originator will not cause the Buyer to file a petition under the Bankruptcy Code or any other Insolvency Law.

(i) Selection Procedures. No selection procedures adverse to the interests of the Buyer were utilized by the Originator in identifying and/or selecting the Purchased Assets to be sold, assigned, transferred, set-over and otherwise conveyed hereunder. In addition, each Contract shall have been underwritten in accordance with and satisfy the standards of the Credit and Collection Policy which has been established by the Originator as in effect at the time of underwriting. Without limiting the foregoing, the Credit and Collection Policy conforms in all material respects with the requirements of all applicable federal and state laws and regulations.

(j) Use of Proceeds. No proceeds of the sale of any Purchased Asset hereunder received by the Originator will be used by the Originator to purchase or carry any margin security within the meaning of Regulation U.

(k) Investment Company Act. The Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or the Originator is otherwise exempt from all provisions of such act.

(l) Other Names. The legal name of the Originator is as set forth in this Agreement and within the preceding five years the Originator has not used, and the Originator currently does not use, any tradenames, fictitious names, assumed names or “doing business as” names other than those set forth on Schedule II to the Note Purchase Agreement.

(m) Name Change or Relocation. The Originator’s exact legal name is as shown in this Agreement and its state of formation is (and for the prior four months has been) Delaware. The principal place of business and chief executive office of the Originator and the offices where the Originator keeps all the Records are located at the addresses of the Originator referred to in Schedule II hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(f) shall have been satisfied).

(n) No Liens. The Originator owns each Purchased Asset to be sold by it hereunder free and clear of any Lien except for Permitted Liens, and upon the sale, transfer or assignment hereunder, the Buyer shall (i) become the owner of each Purchased Asset then existing or thereafter arising, free and clear of any Lien except for Permitted Liens or (ii) acquire a first priority perfected security interest in such Purchased Asset then existing or thereafter arising free and clear of any Lien except Permitted Liens or otherwise as provided herein. No effective financing statement or other instrument similar in effect covering any Purchased Asset or the proceeds thereof shall at any time be on file in any recording office except such as may be filed (i) in favor of the Buyer relating to this Agreement or (ii) in favor of the Trustee in accordance with the Note Purchase Agreement.

(o) Type of Collateral. The Purchased Assets constitute goods, instruments, tangible chattel paper, electronic chattel paper, accounts, general intangibles or equipment within the meaning of the applicable UCC. None of the Purchased Assets consist of, or is the proceeds of, (i) as-extracted collateral, (ii) consumer goods, (iii) farm products, (iv) manufactured homes or (v) standing timber.

(p) Documentation. Each Contract that constitutes part of the Purchased Assets is evidenced by an original paper document, a faxed copy, or an electronically imaged document, in each case signed by the Lessee with respect thereto. To Originator’s knowledge, upon the sale, assignment and transfer thereof of the related Purchased Asset to the Buyer hereunder, no original chattel paper or instruments with respect thereto is in the possession of any Person other than the Buyer or the Trustee. The Contracts that constitute or evidence the Purchased Assets do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Buyer and/or to the Trustee (for the benefit of the Secured Parties).

(q) Security Interest. The parties to this Agreement intend that the conveyance of the Purchased Assets by the Originator to the Buyer be treated as a sale for legal and, where relevant, tax and all other purposes on its books, records and financial statements (provided that the conveyance shall be treated as a financing of such Purchased Assets for consolidated accounting purposes consistent with GAAP), in each case, consistent with the requirements set forth herein. If, despite such intention, a determination is made that such transaction shall not be treated as a sale, then this Purchase Agreement shall also be deemed to be a “security agreement” within the meaning of Article 9 of the UCC, and the Originator hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of the Originator’s right, title and interest in and to the Purchased Assets, now existing and hereafter created, in an amount equal to the aggregate Purchase Price and each of the Originator’s other payment obligations under this Purchase Agreement. Upon the filing of financing statements naming the Buyer as secured party and the Originator as debtor, the Buyer shall have a first priority perfected security interest in the Purchased Assets under the UCC with respect to that portion of the Purchased Assets that can be perfected by filing a financing statement. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Buyer in the Purchased Assets have been (or prior to the applicable Purchase hereunder will be) made.

(r) Separate Entity. The Buyer is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof, and the Originator hereby acknowledges that the Trustee, the Deal Agent and the Lender under the Note Purchase Agreement are entering into the transactions contemplated by the Note Purchase Agreement in reliance upon the Buyer’s identity as a separate legal entity from the Originator and from each such Affiliate of the Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Originator shall take all reasonable steps, including, without limitation, all steps that the Deal Agent or the Lender may from time to time reasonably request, to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Originator and any Affiliate thereof and not just a division of the Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator shall take all reasonable steps to ensure that the Buyer has not and will not from the Closing Date to the Paid-in-Full Date:

(i) engage in any business or activity other than the purchase and receipt of Purchased Assets from the Originator under the Purchase Agreement, the pledge of Purchased Assets under the Transaction Documents, the issuance of the Note and the borrowing and securing of Advances under the Note Purchase Agreement and such other activities as are incidental thereto;

(ii) acquire or own any material assets other than (A) the Purchased Assets, (B) the Hedge Agreements and (C) incidental property as may be necessary for the operation of the Buyer;

(iii) merge into or consolidate with any Person or dissolve (except as otherwise expressly permitted in the Note Purchase Agreement), terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as otherwise expressly permitted in the Note Purchase Agreement) or change its legal structure, without in each case first obtaining the Deal Agent’s consent;

(iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Deal Agent, amend, modify, terminate, fail to comply with the provisions of its Certificate of Formation or its limited liability company agreement, or fail to observe limited liability company formalities;

(v) own any subsidiary or make any investment in any Person without the consent of the Deal Agent;

(vi) commingle its assets with the assets of any of its Affiliates or of any other Person;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties under the Note Purchase Agreement except for trade payables in the ordinary course of its business, provided that such trade payables are not evidenced by a note and are paid when due;

(viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

(xi) seek its dissolution or winding up in whole or in part;

(xii) fail to correct any known misunderstandings regarding the separate identity of the Buyer or any Affiliate thereof or any other Person;

(xiii) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv) make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of indebtedness issued by any other Person (other than the Purchased Assets, the Hedge Agreements, cash and Permitted Investments);

(xv) fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and regulations issued thereunder;

(xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii) file or consent to the filing or any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Law or make an assignment for the benefit of creditors;

(xix) except as may be required by the Code and regulations issued thereunder, hold itself out as or be considered as a department or division of (A) any of its principals or Affiliates, (B) any Affiliate of a principal or (C) any other Person;

(xx) other than as expressly permitted by the Note Purchase Agreement, permit any transfer (whether in any one or more transactions) of any direct ownership interest in the Buyer to the extent it has the ability to control the same, unless the Buyer delivers to the Deal Agent an acceptable non-consolidation opinion;

(xxi) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person (without limiting the foregoing, it is acknowledged that for accounting purposes, the Buyer may be consolidated with another Person as required by GAAP and included in such Person’s consolidated financial statements);

(xxii) fail to pay its own liabilities and expenses only out of its own funds;

(xxiii) fail to pay the salaries of its own employees, if any, in light of its contemplated business operations;

(xxiv) acquire the obligations or securities of its Affiliates or members;

(xxv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxvi) fail to use separate invoices and checks bearing its own name;

(xxvii) pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties under the Note Purchase Agreement;

(xxviii) fail at any time to have at least one (1) Independent Manager;

(xxix) fail to provide that the consent of the Independent Manager is required for the Buyer to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) institute or consent to the institution of Insolvency Proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable Insolvency Law, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Buyer, (E) make any assignment for the benefit of the Buyer’s creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of any of the foregoing; and

(xxx) take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Dechert LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

(s) Value Given. The cash payments received by the Originator in respect of the Purchase Price of each Purchased Asset sold hereunder constitutes reasonably equivalent value in consideration for the transfer to the Buyer of such Purchased Asset under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Buyer or with intent to hinder, delay or defraud any of its creditors.

(t) Reports Accurate. Each report, information, exhibit, financial statement, document, book, or record furnished or to be furnished by the Originator to the Buyer in connection with this Agreement is and will be true, complete and correct in all respects as of the date it is or shall be dated.

(u) Exchange Act Compliance; Regulations T, U and X. No proceeds of the sale of any Purchased Assets will be used by the Originator to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. None of the transactions contemplated herein (including, without limitation, the use of the Purchase Price) will violate or result in a violation of Section 7 of the Securities Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(v) Lockbox. The name and address of the Lockbox Bank, together with the account number of the Lockbox Account, is specified in Schedule I of the Note Purchase Agreement.

(w) Accounting. The Originator accounts for the transfers by it to the Buyer of interests in Purchased Assets under this Purchase Agreement as financings of the Purchased Assets for consolidated accounting purposes (with a notation that its treating the transfers as a sale for legal and, where relevant, tax and all other purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(x) Accuracy of Representations and Warranties. Each representation or warranty by the Originator contained herein or in any certificate or other document furnished by the Originator pursuant hereto or in connection herewith is true and correct in all material respects as of the date it was made.

(y) Compliance with Laws; Consents. The Originator complies and has complied in all material respects with all Applicable Law with respect to it and no Purchased Asset contravenes any Applicable Laws (including, without limitation, all Applicable Laws relating to predatory and abusive lending laws and all laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(z) Taxes. The Originator has filed on a timely basis all tax returns (federal, state and local) required to be filed by it and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from the Originator, except such taxes, fees, assessments or other governmental charges that are being contested in good faith and as to which adequate provisions for payment have been made. No tax lien or similar Lien has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment, or other governmental charge. Any taxes, fees, assessments and other governmental charges payable by the Originator in connection with the execution and delivery of this Agreement and the other Transaction Documents to which the Originator is a party and that have been executed and delivered on or prior to such Purchase Date and the transactions contemplated hereby or thereby have been paid or shall have been paid when due, at or prior to such Purchase Date.

(aa) [Reserved].

(bb) Intellectual Property. The Originator is licensed or otherwise has the lawful right to use all patents, trademarks, service marks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations and assets, individually or taken as a whole.

(cc) Financial Statements. (A) The audited balance sheets of the NewStar as of December 31, 2009 have been certified without qualification by the NewStar’s independent certified public accountants, and copies of which have been furnished to the Buyer and to the Lender, the Hedge Counterparty and the Deal Agent, are complete and correct in all material respects and fairly present the financial condition, business, operations and assets of the NewStar as of the date thereof, all in accordance with GAAP, (B) the unaudited balance sheets for each fiscal quarter in the period since the most recent balance sheets referred to in clause (A) above and ended at least sixty (60) days prior to the date thereof, copies of which have been furnished to the Buyer, the Hedge Counterparty, the Lender and the Deal Agent, are complete and correct in all material respects and fairly present the financial condition, business, operations and assets of the NewStar as of the last day of such fiscal quarters for the periods ended on such dates, all in accordance with GAAP, and (C) since the last date for which a balance sheet of the NewStar has been delivered to the Buyer, the Hedge Counterparty, the Lender and the Deal Agent, there has been no material adverse change in any such condition, business, operations or assets. Notwithstanding the foregoing, to the extent that any of the foregoing reports or registration statements are available on the SEC website, the Originator shall be deemed to satisfy the delivery requirements of this Section 4.1(cc) upon filing with the SEC

(dd) ERISA Liabilities. The Originator has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation under ERISA, each pension plan or profit sharing plan to which the Originator or any Affiliate is a party has been administered in all material respects and fully funded in accordance with the obligations of the Originator under law and as set forth in such plan, and the Originator has complied in all material respects with the applicable provisions of ERISA in effect as of such Purchase Date.

(ee) [Reserved].

(ff) [Reserved].

(gg) Full Payment: As of the Purchase Date thereof, the Originator has no knowledge of any fact that should lead it to expect that any Purchased Asset will not be paid in full.

(hh) Representations and Warranties for Benefit of Deal Agent. Each of the representations and warranties of the Originator contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date is true and correct in all material respects as of the date such representation or warranty was made, and the Originator hereby makes each such representation and warranty to, and for the benefit of the Deal Agent, the Hedge Counterparty, the Trustee and the Lender as if the same were set forth in full herein.

(ii) Covenants. All covenants, agreements and undertakings of the Originator hereunder have been fully performed in all material respects.

(jj) Compliance with Anti–Terrorism Laws. The Originator (i) is not nor will be in violation of any Anti–Terrorism Law, (ii) is not or will not be a Prohibited Person, (iii) does not conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (iv) does not deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, (v) does not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti–Terrorism Law, (vi) does not have more than 10% of its assets in a Prohibited Person and does not derive more than 10% of its operating income from direct or indirect investments in, or transactions with, any Prohibited Person, and (vii) does not engage in or will not engage in any of the foregoing activities in the future. To the extent applicable, the Originator has established an adequate anti–money laundering compliance program as required by the Anti–Terrorism Laws, has conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Lessee and the origin of the assets used by the said Lessee to purchase or lease the property in question, and maintains, and will maintain, sufficient information to identify the applicable Lessee for purposes of the Anti–Terrorism Laws. No Purchased Asset is subject to nullification pursuant to any Anti–Terrorism Law, no Purchased Asset is in violation of any Anti–Terrorism Law, and no Lessee listed as a Prohibited Person. The proceeds of the sale of any Purchased Asset have not been used and shall not be used to fund any operations in, finance any investments or activities in or make any payments to a Prohibited Person.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (w) the sale or contribution and assignment of the Purchased Assets to the Buyer, (x) the grant of a first priority perfected security interest in, to and under the Purchased Assets by the Buyer pursuant to the Note Purchase Agreement and (y) the termination of this Agreement and the Note Purchase Agreement, and shall continue so long as any Purchased Asset shall remain outstanding. Upon discovery by the Originator or the Buyer, as applicable, of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Deal Agent immediately upon obtaining knowledge of such breach.

Section 4.2 Originator’s Representations and Warranties Regarding the Contracts.

The Originator hereby represents and warrants to the Buyer, as of each related Purchase Date with respect to the Purchased Assets transferred by the Originator to the Buyer on such Purchase Date:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Originator in, to and under all Purchased Assets, free and clear of any Lien of any Person claiming through or under the Originator or its Affiliates, except for Permitted Liens. When the Buyer makes a purchase of such Purchased Assets hereunder, it shall acquire ownership of each such Purchased Asset, free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Buyer and Permitted Liens), and no effective financing statement or other instrument similar in effect covering any such Purchased Asset transferred on such Purchase Date hereunder or any interest therein is on file in any recording office except such as may be filed in favor of the Buyer in accordance with this Purchase Agreement or in connection with any Lien arising solely as the result of any action taken by the Buyer. If, notwithstanding the intention of the parties that the conveyance of the Purchased Assets be an absolute sale thereof by the Originator to the Buyer, the conveyance is determined to be a transfer for security purposes, then on the related Purchase Date, upon the filing of the financing statements described in Section 2.4(a) and delivery of any chattel paper and instruments relating to the Purchased Assets as required by Section 2.4(a), the Buyer (or the Trustee, as its designee) shall have a first priority perfected security interest in all such Purchased Assets, subject only to Permitted Liens, with respect to the Purchased Assets transferred by the Originator to the Buyer on such Purchase Date. Neither the Originator nor any Person claiming through or under the Originator shall have any claim to or interest in the Collections.

(b) Eligibility of Contracts. As of each related Purchase Date with respect to the Purchased Assets transferred by the Originator to the Buyer on such Purchase Date, (i) Schedule I to the applicable Assignment Agreement is an accurate and complete listing in all material respects of such Purchased Assets conveyed to the Buyer as of such Purchase Date and the information contained therein with respect to the identity of such Purchased Assets and the amounts owing thereunder is true and correct in all material aspects as of the related Cut-Off Date, (ii) each such Contract satisfies the Eligible Contract Criteria, (iii) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each Contract transferred on such day as if made on such day, and (iv) with respect to each such Purchased Asset, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Originator in connection with the transfer of an interest in such Purchased Asset to the Buyer have been duly obtained, effected or given and are in full force and effect.

(c) Set-Off. With respect to the Purchased Assets transferred by the Originator to the Buyer on such Purchase Date, such Purchased Assets, as of such Purchase Date, have not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Lessee, including any governmental Lessee, and are not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Purchased Assets or otherwise, by the Lessee, including any governmental Lessee.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (w) the sale or contribution and assignment of the Purchased Assets to the Buyer, (x) the grant of a first priority perfected security interest in, to and under the Purchased Assets by the Buyer pursuant to the Note Purchase Agreement and (y) the termination of this Agreement and the Note Purchase Agreement, and shall continue so long as any Purchased Asset shall remain outstanding. Upon discovery by the Originator or the Buyer, as applicable, of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Deal Agent immediately upon obtaining knowledge of such breach.

Section 4.3 Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to the Originator, as of each Purchase Date, that:

(a) Organization and Good Standing. The Buyer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power, authority and legal right to own or lease its properties and to conduct its business as such properties are presently owned and as such business is presently conducted and has had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and sell, pledge or otherwise transfer the Purchased Assets, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which the Buyer is a party.

(b) Due Qualification. The Buyer is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals, in all jurisdictions in which ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

(c) Power and Authority; Due Authorization. The Buyer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (B) carry out the terms of the Transaction Documents to which it is a party, (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Borrower is a party has been duly executed and delivered by the Borrower.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Buyer is a party constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principals of equity (whether considered in a suit of law or in equity).

(e) No Violation. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Buyer’s certificate of formation, organizational documents, bylaws or any Contractual Obligation of the Buyer, (ii) result in the creation or imposition of any Lien upon any of the Buyer’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Buyer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Buyer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Buyer of this Agreement and any other Transaction Document to which the Buyer is a party have been obtained.

ARTICLE V

COVENANTS

Section 5.1 Affirmative Covenants of the Originator.

From the Closing Date until the Paid-in-Full Date:

(a) Compliance with Laws; Preservation of Corporate Existence; Maintenance of Licenses. The Originator hereby agrees to comply in all material respects with all Applicable Laws and all laws applicable to the Contracts and the other Purchased Assets which are applicable to the Originator. The Originator shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party as Originator thereunder and that have been executed and delivered and that remain in full force and effect. Except as otherwise permitted under the Transaction Documents, the Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(b) Delivery of Collections. The Originator agrees to deliver to the Buyer or otherwise deposit or cause to be deposited into the Collection Account promptly (but in no event later than two (2) Business Days after receipt) all Collections received by the Originator. Until so deposited, all such Collections shall be held in trust for the Trustee (for the benefit of the Secured Parties) by the Originator.

(c) Fulfill Contract Obligations. The Originator will duly fulfill in all material respects all obligations on its part to be fulfilled under or in connection with each Purchased Asset as Originator hereunder, will not change or modify the terms of the Purchased Assets except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Buyer, the Deal Agent, the Trustee or the Secured Parties in the Contracts or the other Purchased Assets. In the event that the rights of the Originator under any Contract, any guaranty of the related Lessee’s obligations under any Contract, or any Insurance Policy are not assignable or have not, in fact, been assigned to the Buyer or to the Trustee, the Originator will enforce such rights on behalf of the Buyer and the Trustee.

(d) Accounting of Transfers. The Originator will account for the transfers by it to the Buyer of interests in Purchased Assets under this Purchase Agreement as financings of such Purchased Assets for consolidated accounting purposes (with a notation that its treating the transfers as a sale for legal and, where relevant, tax and all other purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(e) Notice of Lien. The Originator shall advise the Buyer, the Trustee and the Deal Agent promptly, in reasonable detail, (i) of any material Lien known to it which is made or asserted against any of the Purchased Assets, (ii) of any determination that a Contract was not an Eligible Contract at the time of transfer hereunder, and (iii) of the occurrence of any event that would have a material adverse effect on the aggregate value of the Purchased Assets or on the validity of the transfers under this Agreement.

(f) Reporting Requirements. The Originator shall promptly inform the Buyer and the Deal Agent in writing of the occurrence of any of the following:

(i) Events of Default, Servicer Defaults and Turbo Events. The Originator will provide the Deal Agent, the Hedge Counterparty, the Backup Servicer and the Trustee with immediate written notice of its knowledge of the occurrence of each Event of Default, each Unmatured Event of Default, each Servicer Default, each Unmatured Servicer Default or each Turbo Event and, no later than the greater of five (5) days and three (3) Business Days following the occurrence of any such event, the Originator will provide to the Deal Agent a written statement of the chief executive officer or treasurer or the chief financial officer of Originator setting forth the details of such event and the action that the Originator proposes to take with respect thereto.

(ii) Representations. Forthwith upon receiving knowledge of same, the Originator shall notify the Deal Agent if any representation or warranty set forth in Section 4.1 or 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Deal Agent, the Trustee and the Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Originator shall notify the Lender, the Trustee and the Deal Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Originator which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;

(iii) Proceedings. As soon as possible and in any event within the greater of five (5) days and three (3) Business Days after any executive officer of the Originator receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any Governmental Authority, affecting the Borrower, the initial Servicer or the Originator, the Asset Pool, the Transaction Documents or the Trustee’s interest in the Asset Pool; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting any of such matters in excess of $10,000, with respect to the Borrower, or $1,000,000 in all other cases, shall be deemed material for purposes of this clause (iii);

(iv) Notice of Material Events. Promptly upon becoming aware thereof, the Originator shall provide the Deal Agent notice of any other event or circumstances that, in the reasonable judgment of the Originator, is likely to have a Material Adverse Effect;

(v) Credit Memos. From and after the initial Purchase Date until the initial Revolving Period Termination Date (without regard to any extension), the Originator shall furnish to the Deal Agent all internal underwriting memo used to approve Contracts (A) with a Discounted Contract Balance of $1,000,000 or more or (B) with a Lessee with an aggregate exposure (calculated by reference to Discounted Contract Balance) of $1,000,000 or more;

(vi) SEC Reporting. Promptly, but in any event within ten (10) Business Days after the filing date (it being understood that the filing date with respect to any registration statement shall be deemed the date such registration statement is declared effective by the SEC, the Originator shall provide the Deal Agent a copy of (a) each quarterly, annual or current report filed by the Originator with the SEC, and (b) each registration statement, if any, of the Originator filed with and declared effective by the SEC. Notwithstanding the foregoing, to the extent that any of the foregoing reports or registration statements are available on the SEC website, the Originator shall be deemed to satisfy the delivery requirements of this Section 5.1(f)(vi) upon filing with the SEC; and

(vii) Other Information. Promptly, from time to time, the Originator shall provide the Deal Agent with such other information, documents, records or reports respecting the Purchased Assets or the conditions or operations, financial or otherwise, of the Originator (including, without limitation, reports and notices relating to the Originator’s actions under and compliance with ERISA and the Investment Company Act of 1940, as amended) as the Buyer or the Deal Agent may from time to time reasonably request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Buyer under or as contemplated by this Agreement and the other Transaction Documents.

(g) Control. The Originator shall execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Buyer or its assignees for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Purchased Assets consisting of the Originator’s interest in any (i) deposit accounts, (ii) investment property, and (iii) letter-of-credit rights which constitute part of such Purchased Assets.

(h) Separate Identity. The Originator agrees that:

(i) the Originator shall maintain corporate records and books of account separate from those of the Buyer (except to the extent the Buyer is required to be consolidated with the Originator for accounting, tax or financial reporting purposes);

(ii) the annual financial statements of the Originator shall disclose the effects of the Originator’s transactions in accordance with GAAP and the annual financial statements of the Originator shall not reflect in any way that the assets of the Buyer could be available to pay creditors of the Originator or any other Affiliate of the Originator;

(iii) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Originator as official records;

(iv) the Originator shall maintain an arm’s-length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

(v) the Originator shall keep its assets and its liabilities wholly separate from those of the Buyer;

(vi) the Originator will conduct its business solely in its own name or registered assumed name through its duly authorized officers or agents so as not to mislead others as to the identity of the Originator; and

(vii) the Originator will avoid the appearance of conducting business on behalf of the Buyer or that the assets of the Originator are available to pay the creditors of the Buyer.

(i) Cooperation with Requests for Information or Documents. The Originator will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Lender and the Deal Agent to carry out their responsibilities under the Transaction Documents.

(j) Payment Performance and Discharge of Obligations. The Originator will pay, perform in all material respects and discharge its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due the nonpayment, performance or discharge of which would have a Material Adverse Effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Originator.

(k) Credit and Collection Policies. The Originator shall comply in all material respects with its Credit and Collection Policy with respect to its origination, acquisition and servicing of the Purchased Assets on and prior to the related Purchase Date.

(l) Compliance with Anti–Terrorism Laws. The Originator shall comply with all applicable Anti–Terrorism Laws. The Originator shall conduct the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Lessee and the origin of the assets used by the said Lessee to purchase or lease the property in question, and will maintain sufficient information to identify the applicable Lessee for purposes of the Anti–Terrorism Laws. The Originator shall not engage in any conduct described in Section 4.1(jj). The Originator shall, upon the request of the Deal Agent from time to time, provide certification and other evidence of the Originator’s compliance with this Subsection 5.1(l).

Section 5.2 Negative Covenants of Originator.

From the Closing Date until the Paid-in-Full Date:

(a) Assets Not to be Evidenced by Promissory Notes. The Originator will take no action to cause any Purchased Asset that is not as of the applicable Purchase Date evidenced by an instrument to be so evidenced except, so long as it is the Servicer under the Note Purchase Agreement and in its capacity as such, in connection with the enforcement or collection of such Purchased Asset.

(b) Security Interests. Except for the transfers hereunder, the Originator will not sell pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Purchased Asset transferred hereunder (other than Permitted Liens), whether now existing or hereafter transferred hereunder, or any interest therein, and Originator will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder, other than Permitted Liens. Promptly upon the Originator becoming aware thereof, the Originator will notify the Buyer of the existence of any Lien (other than Permitted Liens) on any Purchased Asset transferred hereunder; and the Originator shall defend the right, title and interest of the Buyer, the Trustee and the Lender in, to and under the Purchased Assets transferred hereunder, against all claims of third parties claiming through or under the Originator or the Buyer; provided, however, that nothing in this Section 5.2(b) shall prevent or be deemed to prohibit the Originator from suffering to exist Permitted Liens upon any of the Purchased Assets transferred hereunder.

(c) Activities of the Originator. The Originator shall not engage in any business or activity of any kind with the Buyer, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking with the Buyer, that is not directly related to the transactions contemplated and authorized by this Agreement, the other Transaction Documents and the limited liability company agreement of the Buyer.

(d) Guarantees. The Originator shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of the Buyer, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds (other than in its capacity as initial Servicer in accordance with the Note Purchase Agreement), or otherwise.

(e) Merger, Sales. The Originator will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Originator is the surviving entity and unless:

(i) the Originator has delivered to the Deal Agent and the Backup Servicer an Officer’s Certificate and an Opinion of Counsel each stating that any consolidation, merger,

conveyance or transfer and such supplemental agreement comply with this Section 5.2(e) and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Originator and such other matters as the Deal Agent may reasonably request;

(ii) the Originator shall have delivered notice of such consolidation, merger, conveyance or transfer to the Deal Agent;

(iii) after giving effect thereto, no Event of Default, Servicer Default, Unmatured Event of Default or Unmatured Servicer Default shall have occurred; and

(iv) the Deal Agent shall have consented in writing to such consolidation, merger, conveyance or transfer.

(f) UCC Actions; Maintenance of Records. The Originator (x) shall not change its name or its jurisdiction of organization without thirty (30) days’ prior written notice to the Servicer, the Trustee, the Buyer, the Hedge Counterparty and the Deal Agent and (z) will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC, if applicable, of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Buyer in all Purchased Assets transferred hereunder. The Originator will give the Buyer and the Deal Agent prompt notice of a change of the location of its chief executive office. The Originator shall, for not less than two (2) years or for such longer period as may be required by law, from the date on which any Purchased Asset arose, maintain the Records with respect to each Purchased Asset, including records of all payments received. The Originator will permit representatives of the Buyer, the Servicer, the Trustee or the Deal Agent at any time and from time to time to make the inspections permitted by Section 2.16 of the Note Purchase Agreement, in accordance with the terms specified therein.

(g) ERISA Matters. The Originator will not (a) engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) fail to satisfy the minimum funding standards under Section 302(a) of ERISA and Section 412(a) of the Code; (c) fail to make any payments to a Multiemployer Plan that the Originator may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any material liability to the Originator; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA that represents a material risk of a liability of the Originator under ERISA or the Code.

(h) Non-Petition. The Originator agrees that, for a period of two years and one day after the Aggregate Unpaids have been paid in full, the Originator will not cause the Buyer to file a voluntary petition or institute, cause to be instituted or join in any involuntary petition or proceeding under the Bankruptcy Code or any other Insolvency Laws. It is the intention of the Originator that the Purchased Assets be acquired by the Buyer and that the beneficial interest in and legal title to the Purchased Assets not be part of the Originator’s estate in the event of the filing of a bankruptcy petition by or against the Originator under any Insolvency Laws.

(i) No Further Transfers. The Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon or with respect to, or assign any right to receive income in respect of any Purchased Asset transferred hereunder, or upon or with respect to the account in which any Collections of any such Purchased Asset are deposited.

(j) No Modification. Except in its capacity as Servicer pursuant to Section 6.4(a) of the Note Purchase Agreement, the Originator shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Purchased Asset from and after its Purchase Date (provided the Originator has not repurchased the related Purchased Asset from the Buyer in accordance with the Transaction Documents).

(k) No Change in Payment Instructions. Unless the Deal Agent has given its prior written consent, the Originator shall not, after any Purchase Date, make any change in its instructions to Lessees regarding payments to be made to the Buyer or payments to be deposited to the account into which any Collections in respect of any Purchased Assets are deposited unless such change is to an account listed on Schedule I of the Note Purchase Agreement (provided the Originator has not repurchased the related Purchased Asset from the Buyer in accordance with the Transaction Documents).

(l) Failure to Take Action. The Originator shall not fail to pay any tax, assessment, charge, fee or other obligation of the Originator with respect to the Purchased Assets, or fail to defend any action, if such failure to pay or defend may adversely affect the validity or enforceability of the assignment of the Purchased Assets to the Buyer hereunder or the right, title or interest which the Originator had in the Purchased Assets prior to their assignment to the Buyer hereunder.

(m) Credit and Collection Policy. The Originator will not materially amend, modify, supplement, restate or replace the Credit and Collection Policy without the prior written consent of the Deal Agent (such consent to be granted or denied within ten (10) Business Days of request); provided, that such prior written consent shall not be required in the case of an amendment which was mandated by any Applicable Law or Governmental Authority.

(n) Adverse Claims. The Originator will not create, or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) in relation to the Lockbox Account.

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.1 Retransfer of Ineligible Contracts.

In the event of the discovery that a Contract transferred hereunder is an Ineligible Contract, no later than thirty (30) Business Days following the earlier of (i) knowledge of such ineligibility on the part of the Originator and (ii) receipt by the Originator of written notice thereof given by the Buyer, the Trustee or the Deal Agent, the Originator shall (a) repurchase each such Contract and any related Purchased Assets on the terms and conditions set forth below in exchange for the payment by the Originator of the Prepayment Amount for such Ineligible Contract or, (b) subject to the satisfaction of the conditions in Section 6.2, substitute for such Ineligible Contract a Substitute Contract. In any of the foregoing instances whether by repurchase or substituting, pursuant to this Article VI the Originator shall accept a retransfer of each such Contract repurchased or substituted by the Originator pursuant to this Article VI (each a “Retransferred Contract”), and there shall be deducted from the ADCB the Discounted Contract Balance of each such Retransferred Contract and, if applicable, increased by the Discounted Contract Balance of each Substitute Contract. On and after the date of such retransfer, each Retransferred Contract shall not be included in the pool of Purchased Assets and, as applicable, the Substitute Contracts shall be included in the pool of Purchased Assets. In consideration of any such repurchase the Originator shall, on the date of retransfer of such Retransferred Contract, make a deposit in the Collection Account (for allocation pursuant to Section 2.7 or 2.8 of the Note Purchase Agreement, as applicable) in immediately available funds in an amount equal to the Prepayment Amount for such Retransferred Contract. To the extent that the Prepayment Amount or the fair market value with respect to any Substitute Contract exceeds the fair market value of any such Ineligible Contract so repurchased or replaced, such excess amount will be deemed to be a capital contribution from the Originator to the Buyer. Upon each retransfer to the Originator of any such Retransferred Contract, the Buyer shall automatically and without further action be deemed to, and hereby does, transfer, assign and set-over to the Originator, free and clear of any Lien created pursuant to this Agreement and any other Transaction Document, all the right, title and interest of the Buyer in, to and under each such Retransferred Contract, all monies due or to become due with respect thereto, the Excluded Amounts related thereto and all proceeds thereof and all rights to security for any such Retransferred Contract, and all proceeds and products of the foregoing, and the Buyer shall, in connection with such transfer, assignment and set-over and without further action, be deemed to, and hereby does, represent and warrant that it has the limited liability company authority and has taken all necessary limited liability company action to accomplish such transfer, assignment and set-over, but without any other representation or warranty, express or implied. Upon any transfer of a Retransferred Contract, the Buyer shall cause the Trustee to release its Lien thereon and shall delivery thereof to the Originator in accordance with the applicable provisions of the Note Purchase Agreement. The Buyer shall, at the sole expense of the Originator, execute such documents and instruments of transfer as may be prepared by the Originator and take such other actions as shall reasonably be requested by the Originator to effect the transfer of any such Retransferred Contract pursuant to this Article VI.

Section 6.2 Substitution of Contracts.

On any day prior to the occurrence of an Event of Default (and thereafter with the prior consent of the Deal Agent), the Originator may, subject to the conditions set forth in this Section 6.2, replace any Contract that is an Ineligible Contract or that is a Release-Eligible Contract with one or more Eligible Contracts (each, a “Substitute Contract”), provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

(a) the Buyer has notified the Deal Agent in writing that the Contract to be replaced is an Ineligible Contract or a Release-Eligible Contract (each a “Replaced Contract”);

(b) each Substitute Contract is an Eligible Contract on the date of substitution;

(c) after giving effect to any such substitution, the Outstanding Amount does not exceed the lesser of (i) the Advance Limit and (ii) the Borrowing Base;

(d) the aggregate Discounted Contract Balance (at the applicable Discount Rate) of such Substitute Contracts shall be equal to or greater than the aggregate Discounted Contract Balance (at the Blended Discount Rate as of the date of the substitution) of such Replaced Contracts;

(e) during the Amortization Period, such Substitute Contracts, at the time of substitution by the Originator, shall not have a longer Weighted Average Life than the replaced Contracts;

(f) all representations and warranties of the Originator contained in Sections 4.1 and 4.2 shall be true and correct as of the date of substitution of any such Substitute Contract;

(g) the substitution of any Substitute Contract does not cause an Event of Default to occur;

(h) the aggregate Discounted Contract Balance of all Defaulted Contracts or delinquent Contracts repurchased or substituted by the Originator does not exceed 10% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of an Ineligible Contract);

(i) the aggregate Discounted Contract Balance of all Contracts repurchased or substituted by the Originator pursuant to its optional right to repurchase or substitute pursuant to this Agreement does not exceed 15% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts and inclusive of any Defaulted Contract or delinquent Contracts repurchased or substituted by the Originator);

(j) during the Revolving Period, after giving effect to any such substitution, the Portfolio Concentration Criteria are maintained or improved;

(k) during the Amortization Period, before or after giving effect to any such substitution, none of the Portfolio Concentration Criteria are exceeded;

(l) the Originator shall deliver to the Buyer on the date of such substitution a revised Schedule I that shall include such Substitute Contract and shall have deleted such Replaced Contracts; and

(m) the Originator shall deliver to the Buyer and the Deal Agent on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date and an Assignment Agreement with respect to such Substitute Contracts.

Section 6.3 Originator’s Optional Right to Repurchase Release-Eligible Contracts.

In addition to its right of substitution hereunder, the Originator has the right, but not the obligation, to repurchase any Release-Eligible Contract and the Related Security with respect thereto provided that (i) the aggregate Discounted Contract Balance of all Defaulted Contracts or delinquent Contracts repurchased or substituted by the Originator does not exceed 10% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts) and (ii) the aggregate Discounted Contract Balance of all Contracts repurchased or substituted by the Originator pursuant to its optional right to repurchase or substitute pursuant to this Agreement does not exceed 15% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts and inclusive of any Defaulted Contract or delinquent Contracts repurchased or substituted by the Originator). In the event of such a repurchase, the Originator shall deposit in the Collection Account the Option Price with respect to such Release-Eligible Contract and Related Security as of the date of such repurchase. Promptly upon request of the Originator to do so, the Buyer (or the Servicer on its behalf) shall determine the Fair Market Value and the Prepayment Amount with respect to any Release-Eligible Contract and Related Security specified by the Originator and notify the Originator of each thereof and of the Option Price with respect thereto should the Originator elect to exercise its purchase option. No later than ten (10) Business Days after receipt of such information, the Originator may, at its option, by written notice to the Buyer, the Servicer, the Deal Agent, the Hedge Counterparty and the Trustee, elect to exercise its right to purchase such Release-Eligible Contract and Related Security and, on such date or within five (5) Business Days thereafter, repurchase such Release-Eligible Contract and Related Security. Failure by the Originator to

exercise such option to repurchase any Release-Eligible Contract and Related Security at any time shall not affect the ability of the Originator to exercise such right at a later date with respect to such Release-Eligible Contract and Related Security provided the Option Price is redetermined at such later time.

ARTICLE VII

TERM AND TERMINATION

Section 7.1 Termination.

This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the occurrence of the Paid-in-Full Date pursuant to the Note Purchase Agreement; provided, however, that the termination of this Agreement pursuant to this Section 7.1 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement, including, without limitation, any obligations to repurchase Contracts sold prior to such termination pursuant to Section 6.1 or 6.3 hereof. The Originator’s representations, covenants and obligations set forth in Articles IV, V, and VI create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Paid-in-Full Date; provided, however, that the indemnification provisions of Article VIII and the provisions of Sections 9.6, 9.7, 9.9, 9.13, 9.14 and 9.16 shall be continuing and shall survive any termination of this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by the Originator.

(a) Without limiting any other rights that the Buyer, the Lender, the Deal Agent, the Backup Servicer, any Successor Servicer, the Trustee, the Hedge Counterparty, the Secured Parties, any assignee of any such Persons or any of such Persons’ respective Affiliates, shareholders, officers, directors, employees or agents (each an “Indemnified Party”) may have hereunder or under Applicable Law, the Originator hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), but excluding allocations of overhead expenses or other non-monetary damages, arising out of or as a result of this Agreement or the ownership of the Note or in respect of any Purchased Asset, excluding, however, (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of the applicable Indemnified Party, and (ii) recourse (except with respect to payment and performance of obligations provided for in this Agreement) for Defaulted Contracts or other recourse for non-payment of Contracts due to credit problems of the Lessees. Without limiting the foregoing, the Originator shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(A) fraud, willful malfeasance or negligence on the part of the Originator in connection with the transactions contemplated under this Agreement;

(B) reliance on any representation or warranty made or deemed made by the Originator or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered (provided that this clause (B) shall not apply to any Ineligible Contract, the only remedy for which is set forth in Section 6.1 and Section 6.2, as applicable);

(C) the failure by the Originator to comply with any term, provision or covenant contained in this Agreement or any agreement executed by the Originator in such capacity in connection with this Agreement, or with any Applicable Law with respect to any Purchased Asset, the related Contract, or the nonconformity of any Purchased Asset, the related Contract with any such Applicable Law (provided that this clause (C) shall not apply to any Ineligible Contract, the only remedy for which is set forth in Section 6.1 and Section 6.2, as applicable);

(D) the failure of the Purchased Assets to have been originated in compliance with the Credit and Collection Policy;

(E) the Purchased Assets not being serviced in compliance with the Credit and Collection Policy prior to the Purchase Date thereof;

(F) the failure to vest and maintain vested in the Buyer (or the Trustee, as its designee) or to transfer to the Buyer the Purchased Assets, free and clear of any Lien, other than Permitted Liens, whether existing at the time of any Purchase or at any time thereafter (including, without limitation, any such failure arising from the existence of more than one original or authoritative copy of any Contract;

(G) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Purchased Assets as required under this Agreement, whether at the time of any Purchase or at any subsequent time;

(H) any dispute, claim, offset or defense (other than payment by the Lessee or the discharge in bankruptcy of the Lessee) of the Lessee to the payment of any Purchased Asset that is, or is purported to be, a Purchased Asset (including, without limitation, a defense based on such Purchased Asset or the related Contract not being a legal, valid and binding obligation of such Lessee enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Purchased Asset or the furnishing or failure to finish such merchandise or services;

(I) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Purchased Asset or Contract;

(J) the failure by Originator to pay when due any Taxes for which the Originator is liable, including, without limitation, sales, excise, transfer or personal property taxes payable in connection with the Purchased Assets;

(K) the commingling of Collections of Purchased Assets at any time with other funds;

(L) any Lessee being in violation of or adversely affected by the provisions of any Anti-Terrorism Law;

(M) any investigation, litigation or proceeding related to this Agreement, the Originator or the use of proceeds of Purchases by the Originator or reinvestments or the ownership of the Purchased Assets or in respect of any Purchased Asset or Contract in accordance with this Agreement;

(N) any attempt by any Person to void or otherwise avoid any Purchase hereunder any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

The parties hereto agree that the provisions of this Section 8.1 shall not be interpreted to provide, and hereby excludes, recourse to the Originator against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Lessee on or with respect to any Purchased Asset.

(b) Any amounts subject to the indemnification provisions of this Section 8.1 shall be paid by the Originator to the Deal Agent within five (5) Business Days following the Deal Agent’s demand therefor.

(c) If for any reason other than the exclusions set forth in the first paragraph of Section 8.1(a) the indemnification provided above in this Section 8.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Originator shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Originator on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations. The parties agree that the provisions of this Section 8.1(c) shall not be interpreted to provide recourse to the Originator against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of a Lessee with respect to any Contract.

Section 8.2 Assignment of Indemnities.

The Originator acknowledges that the Buyer may assign its rights of indemnity granted hereunder to the Trustee and the other Secured Parties pursuant to the Note Purchase Agreement. Upon such assignments, the Trustee and the other Secured Parties, as applicable, shall have all rights of the Buyer hereunder and may in turn assign such rights as provided in the Note Purchase Agreement. The Originator agrees that, upon such assignment, any of the Trustee, the Secured Parties or the assignee of any such Person, as applicable, may enforce directly, without joinder of the Buyer, the indemnities set forth in this Article VIII.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Amendment.

This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only by an instrument in writing signed by the Buyer and the Originator, with the prior written consent of the Deal Agent. The Buyer shall provide not less than ten (10) Business Days’ prior written notice of any such proposed amendment to the Deal Agent.

Section 9.2 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE

CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 9.3 Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 9.4 Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, emailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by email, when verbal or electronic communications of receipt is obtained, or (c) notice by facsimile copy, when verbal or electronic communication of receipt is obtained.

If to Originator:	NewStar Financial, Inc.
500 Boylston Street, Suite 1250
Boston, Massachusetts 02116
	Attention:	Brian Forde
	Facsimile No.:	(617) 848-4373
	Confirmation No.:	(617) 848-4300
	Email:	bforde@newstarfin.com

If to the Buyer:	NewStar Equipment Finance I, LLC
500 Boylston Street, Suite 1250
Boston, Massachusetts 02116
	Attention:	Brian Forde
	Facsimile No.:	(617) 848-4373
	Confirmation No.:	(617) 848-4300
	Email:	bforde@newstarfin.com

Section 9.5 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or pdf), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 9.6 Assignment.

(a) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Originator except as permitted by this Section 9.6 or by the Note Purchase Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Trustee for the benefit of the Secured Parties under the Note Purchase Agreement as provided in the Note Purchase Agreement, to which assignment the Originator hereby expressly consents. Upon assignment, the Originator agrees to perform its obligations hereunder for the benefit of the Deal Agent and the Trustee (for the benefit of the Secured Parties) under the Note Purchase Agreement and such Persons shall be third party beneficiaries hereof. Upon such assignment, the Trustee (for the benefit of the Secured Parties) may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Originator hereunder without joinder of the Buyer.

(b) This Agreement may not be assigned by the Originator except in connection with a merger or consolidation of the Originator with or into, or disposition of the Originator’s properties and assets relating to its equipment leasing business or its business as a whole, as applicable, substantially in its entirety to another Person; provided, however, that any such merger, consolidation or disposition shall satisfy the applicable requirements of Section 5.2(e). In connection with any permitted assignment of this Agreement by the Originator, the Originator shall deliver to the Buyer and the Deal Agent an Officer’s Certificate that such assignment complies with this Section 9.6, and shall cause such assignee to execute an agreement supplemental hereto, in form and substance reasonably satisfactory to the Deal Agent, pursuant to which such assignee shall expressly assume and agree to the performance of every covenant and obligation of the Originator hereunder, to provide for the delivery of an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to such assignee, and to take such other actions and execute such other instruments as may reasonably be required to effectuate such assignment.

Section 9.7 Further Assurances.

The Buyer and the Originator agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Transaction Documents, including, without limitation, the execution of any financing statements, continuation statements, termination statements, releases or equivalent documents relating to the Contracts for filing under the provisions of the UCC or other laws of any applicable jurisdiction. The Originator hereby authorizes the Buyer and the Deal Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any one of the Purchased Assets without the signature of the Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Purchased Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by Applicable Law.

Section 9.8 No Waiver; Cumulative Remedies.

No failure on the part of the Buyer or Originator to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 9.9 Binding Effect; Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and the obligations hereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee for the benefit of the Secured Parties and the Deal Agent pursuant to Section 9.6, and their respective permitted assigns shall be third-party beneficiaries of this Agreement, but, no other party (other than as provided in Section 8.2) is intended as a third party beneficiary hereof.

Section 9.10 Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.11 [Reserved].

Section 9.12 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Buyer and its Affiliates and officers, directors, employees and agents thereof under Article VIII hereof, the Originator agrees to pay on demand all reasonable costs and expenses of the Buyer, the Deal Agent, the Trustee and the Secured Parties incurred in connection with the amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), incurred by the Buyer in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Originator shall pay on demand any and all stamp, sales, excise, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any agreement or other document delivered in connection with this Agreement.

Section 9.13 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Originator as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, shareholder, officer, employee or director of the Originator by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Originator contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the

Originator, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, shareholder, officer, employee or director of the Originator, or any other them, under or by reason of any of the obligations, covenants or agreements of the Originator contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, shareholder, officer, employee or director of the Originator, or any of them, for breaches by the Originator of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.13(a) shall survive the termination of this Agreement.

(b) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager of the Buyer or any member, stockholder, officer, employee or director of the Buyer or of any such manager, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the limited liability company obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any manager of the Buyer or any member, stockholder, officer, employee or director of the Buyer or of any such member, as such, or any other them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such manager of the Buyer and each member, stockholder, officer, employee or director of the Buyer or of any such administrator, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.13(b) shall survive the termination of this Agreement.

Section 9.14 Setoff.

(a) The Originator’s obligations under this Agreement shall not be affected by any right of setoff the Originator might have against the Buyer, the Deal Agent, any Secured Party or any assignee, all of which rights are hereby waived by the Originator.

(b) The Buyer shall have the right to set-off against the Originator any amounts to which the Originator may be entitled and to apply such amounts to any claims the Buyer may have against the Originator from time to time under this Agreement. Upon any such set-off, the Buyer shall give notice of the amount thereof and the reasons therefor to the Originator.

Section 9.15 No Proceedings.

The Originator hereby agrees that it will not institute against, or join any other Person in instituting against the Buyer any Insolvency Proceeding so long as there shall not have elapsed two years and one day since the Paid-in-Full Date.

Section 9.16 Protection of Right, Title and Interest in the Purchased Assets; Further Action Evidencing Advances.

(a) The Originator shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer’s right, title and interest to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to all property comprising the Purchased Assets. The Originator shall deliver to the Buyer the file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Originator shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 9.16(a).

(b) The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or ownership interest granted in the Purchased Assets, or to enable the Buyer to exercise and enforce its rights and remedies hereunder or under any Transaction Document. At any time the Buyer may direct the Originator to notify the Lessees, at Originator’s expense, of the Buyer’s interest in the Purchased Asset under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Purchased Assets be made directly to the Lockbox Account or such other account as the Deal Agent may direct in accordance with the Note Purchase Agreement.

(c) If the Originator fails to perform any of its obligations hereunder, the Buyer may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s costs and expenses incurred in connection therewith shall be payable by the Originator as provided in Article VIII, as applicable. The Originator irrevocably authorizes the Buyer at any time and from time to time at the Buyer’s sole discretion and appoints the Buyer as its attorney-in-fact to act on behalf of the Originator (i) to execute on behalf of the Originator as debtor and to file financing statements necessary or desirable in the Buyer’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Purchased Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Assets as a financing statement in such offices as the Buyer in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Buyer in the Purchased Assets. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, Originator will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or 3.2 or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Paid-in-Full Date shall have occurred:

(i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii) deliver or cause to be delivered to the Buyer an opinion of the counsel for Originator, in form and substance reasonably satisfactory to the Buyer, confirming and updating the opinion delivered pursuant to Section 3.1 or 3.2 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

Section 9.17 Subordination.

The Originator shall have the right to receive, and the Buyer shall make, any and all payments relating to any indebtedness, obligation or claim the Originator may from time to time hold or otherwise have against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing, provided that, after giving effect to any such payment, the Borrowing Base at such time exceeds the Aggregate Unpaids under the Note Purchase Agreement. The Originator hereby agrees that at any time during which the condition set forth in the proviso of the immediately preceding sentence shall not be satisfied, the Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Buyer owing to the Lender, the Deal Agent or any other Secured Party under the Note Purchase Agreement.

Section 9.18 Confidentiality.

The Buyer and the Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the Deal Agent, the Secured Parties, the Trustee and the Backup Servicer as provided in Section 13.13 of the Note Purchase Agreement, which provision is hereby incorporated herein, mutatis mutandis.

[Signatures to Follow]

IN WITNESS WHEREOF, the Buyer and the Originator have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

NEWSTAR EQUIPMENT FINANCE I, LLC

By:	NewStar Financial, Inc., its Designated Manager

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

S-1

SCHEDULE I

LIST OF CONTRACTS

To Be Provided and Updated As of the Date of Each Assignment Agreement and in Connection with any

Repurchase or Substitution

Schedule I, Page 1

SCHEDULE II

LOCATION OF RECORDS

Chief Executive Office, Principal Place of Business and Location of Records in Electronic Form

500 Boylston Street, Suite 1250

Boston, MA 02116

Following delivery to the Trustee, the Records are maintained at the offices of the Trustee specified in the Note Purchase Agreement.

Schedule II, Page 1

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT, dated as of                     , from NewStar Financial, Inc. (the “Originator”) to NewStar Equipment Finance I, LLC (the “Buyer”).

1. We refer to the Purchase and Sale Agreement, dated as of January 25, 2011 (the “Agreement”), by and between the Originator and the Buyer. All capitalized terms used herein shall have the meanings set forth in the Agreement.

2. The Purchase Price for the Purchased Assets subject to this Assignment Agreement is $[            ]. Such Purchase Price shall be paid in accordance with Section 2.3(a) of the Agreement.

3. The Cut-Off Date for the Purchased Assets subject to this Assignment Agreement is [            ].

4. The Originator does hereby sell, contribute, transfer, assign, set over and otherwise convey to the Buyer, and the Buyer will [purchase/accept as a capital contribution] and take from the Originator, without recourse, all right, title and interest of the Originator in, to and under the following property, whether now existing or hereafter created or acquired (the “Purchased Assets”):

(i) the Contracts that are identified by the Originator that are listed on Schedule I attached hereto, together with all Collections, Excluded Amounts and all monies due or to become due in payment of such Contracts after the related Cut-Off Date, including, but not limited to, any prepayment amounts and any payments in respect of a Casualty Loss or early termination, any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cut-Off Date and any Origination Fees; and

(ii) all Related Security.

5. Simultaneously with the execution and delivery hereof the Originator has delivered to or at the direction of the Buyer such endorsements and assignments, made without recourse, of the Contract Files as are necessary to properly complete the absolute assignment of the Purchased Assets to the Buyer.

6. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF

Exhibit A, Page 1

IN WITNESS WHEREOF, the Originator and the Buyer have caused this Assignment to be executed by its authorized officer as of the date first above written.

NEWSTAR FINANCIAL, INC., as Originator

By:
Name:
Title:

NEWSTAR EQUIPMENT FINANCE I, LLC

By:	NewStar Financial, Inc., its Designated Manager

By:
Name:
Title:

Exhibit A, Page 2